Exhibit 99.1

REDWOOD TRUST REPORTS FIRST QUARTER FINANCIAL RESULTS; MORTGAGE BANKING PRODUCTION REACHES A RECORD $8.5 BILLION
MILL VALLEY, CA – Redwood Trust, Inc. (NYSE:RWT; "Redwood", the "Company"), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the quarter ended March 31, 2026.
First Quarter 2026 Highlights
•On a consolidated basis, GAAP net loss was $(0.07) per basic and diluted common share. Non- GAAP Earnings Available for Distribution ("EAD") was $0.21 per share(1), an increase from the prior quarter and once again exceeding the Company’s dividend
•Demonstrated sustained momentum in Mortgage Banking despite a more volatile and uncertain macroeconomic backdrop
◦Mortgage Banking production reached a record $8.5 billion, up from $7.3 billion in the previous quarter and marking a third consecutive quarterly record(2)
◦Gross margins remained within targeted ranges despite increased market volatility late in the quarter from changes in interest rates and mortgage spreads
◦Distribution remained strong across platforms, supported by record securitization activity and continued momentum in whole loan sales, enabling efficient risk transfer and consistent market access
•Variability between Consolidated GAAP and EAD results primarily reflects market-driven changes in portfolio valuations rather than underlying operating performance
Key Financial First Quarter 2026 Results and Metrics
•GAAP book value per common share was $7.12 at March 31, 2026, compared to $7.36 per share at December 31, 2025
◦Economic return on book value of (0.8)% for the first quarter 2026(3)
•GAAP net loss of $(7.3) million or $(0.07) per basic and diluted common share
•Non-GAAP Earnings Available for Distribution ("EAD") of $27.1 million or $0.21 per basic common share(1)
•Non-GAAP Core Segments Earnings Available for Distribution ("Core Segments EAD") of $36.5 million, or $0.28 per basic common share(4)
•Declared and paid a regular quarterly dividend of $0.18 per common share
“We delivered a third consecutive quarter of record mortgage banking volume, as Sequoia and Aspire continued to scale while maintaining disciplined margins,” said Christopher Abate, Chief Executive Officer of Redwood Trust. “What stands out in this environment is not just the level of production, but how we’re processing it using active distribution and technology to drive capital turnover and efficiently manage risk. As we expand our product set and deepen relationships across our ecosystem, we are seeing sustained demand from institutional investors seeking consistent access to the high-quality assets we source.”

	Three Months Ended
	3/31/2026	12/31/2025
Financial Performance
Book Value per Common Share	$7.12	$7.36
Economic Return on Book Value (3)	(0.8)%	2.6%

Net (Loss) Income per Basic Common Share	$(0.07)	$0.13
Non-GAAP EAD per Basic Common Share (non-GAAP) (1)	$0.21	$0.20
Non-GAAP Core Segments EAD per Basic Common Share (4)	$0.28	$0.33

Dividends per Common Share	$0.18	$0.18
Q1 2026 Segment Highlights (5)

GAAP Segment Net (Loss) Income Results Summary
($ in millions)
	Three Months Ended
	3/31/2026	12/31/2025
Core Segments:
Mortgage Banking Platforms:
Sequoia Mortgage Banking	$37.8	$33.3
Aspire Mortgage Banking	2.3	3.3
CoreVest Mortgage Banking	(3.4)	6.8
Total Mortgage Banking Platforms	$36.7	$43.5

Redwood Investments	(8.0)	15.2
Total Core Segments	$28.7	$58.7

Legacy Investments	$(13.1)	$(22.9)
Corporate/Other	$(22.9)	$(17.5)
Total GAAP Net (Loss) Income	$(7.3)	$18.3
Mortgage Banking Platforms
•Total Mortgage Banking Platforms GAAP net income of $36.7 million
•Generated 38% annualized return on capital ("ROC")(6)
•Continued expansion across platforms, including Sequoia’s new medical professional loan program and Aspire’s inaugural non-QM securitization, supporting volume growth and expanded distribution capabilities
•Aspire Mortgage Banking reported as a separate segment beginning in the first quarter of 2026
Sequoia Mortgage Banking(5)
•Gain on sale margin of 96 basis points, at the higher end of the Company’s target range, and partially impacted by market volatility late in the first quarter
•Locked $6.5 billion of loans, up 22% from the fourth quarter 2025 and 67% from the first quarter 2025(7)
•Distributed $5.5 billion of loans through a combination of securitizations ($4.6 billion) and whole loan sales ($915 million), a 35% increase from the prior quarter
◦Completed a record level of securitization activity, including the first ever securitization backed by medical professional loans
•Cost per loan improved to 18 basis points in the first quarter(8), compared to 26 basis points in the prior quarter, reflecting continued operating scale benefits

Aspire Mortgage Banking(5)
•Gain on sale margins of 73 basis points, compared to 92 basis points in the fourth quarter 2025
•Lock volume of $1.6 billion reflects incremental growth from the fourth quarter and strong underlying demand for Aspire products from a growing network of loan sellers(7)
•Distributed $1.0 billion of loans through a combination of securitizations ($391 million) and whole loan sales ($656 million), a 44% increase from the prior quarter
◦Expanded distribution capabilities through issuance of Aspire’s inaugural securitization
CoreVest Mortgage Banking(5)
•Segment GAAP net loss of $(3.4) million included $5.0 million of expenses related to organizational changes during the quarter, impacting comparability to the prior quarter. Non-GAAP EAD was $1.8 million
•Funded $432 million of loans (61% bridge and 39% term), a 6% decrease from the fourth quarter 2025 and a 10% decrease from the first quarter 2025
•Distributed $694 million of newly-originated loans through whole loan sales, securitizations and sales to joint ventures ("JVs"), up 19% from the fourth quarter 2025
•Volume reflected a more cautious approach late in the quarter, with intentional pipeline discipline during March volatility and heightened month-end activity, as we worked closely with our borrowers to manage execution in response to evolving investor demand
Redwood Investments
•Generated a segment GAAP net loss of $(8.0) million
◦Results were primarily driven by unrealized market-related valuation changes during the quarter, partially offset by net interest income from portfolio investments
•Redwood Investments recourse leverage ratio increased to 1.1x at March 31, 2026, from 1.0x at December 31, 2025(10)
Legacy Investments
•Segment GAAP net loss of $(13.1) million
◦Continued resolution activity within the legacy bridge portfolio supported capital redeployment and a reduction in portfolio exposure
•Segment capital allocation decreased to 15% of total invested capital, compared to 19% at December 31, 2025
◦Closed a $225 million securitization backed by a mix of performing/non-performing bridge loans which included $66 million of loans from the legacy investments portfolio
•Legacy Investments recourse leverage ratio of 1.6x at March 31, 2026(11)
Capital and Financing
•Maintained strong liquidity and stable recourse leverage, supporting continued investment in operating platforms
◦Unrestricted cash and cash equivalents of $202 million at March 31, 2026
◦Recourse debt of $4.7 billion at March 31, 2026 compared to $4.4 billion at December 31, 2025(12)
•Increased overall warehouse capacity and added a new financing counterparty, supporting continued scale across the mortgage operating platforms
◦Renewed or established over $2.8 billion in total financing capacity
◦Total excess warehouse financing capacity of $3.9 billion at March 31, 2026
•Tightened financing spreads and improved advance rates across key facilities

_____________________
1.Earnings available for distribution ("EAD"), EAD per share and EAD ROE are non-GAAP measures. See Non-GAAP Disclosures section that follows for additional information on these measures.
2.Mortgage Banking refers to the combined performance or data related to Sequoia Mortgage Banking, Aspire Mortgage Banking and CoreVest Mortgage Banking segments. Production consists of loan locks from Sequoia Mortgage Banking and Aspire Mortgage Banking, as well as loan fundings from CoreVest Mortgage Banking.
3.Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period.
4.Core Segments EAD is a non-GAAP measure used to present management’s non-GAAP analysis of the combined performance of the Company’s mortgage banking platforms and related investments (which consist of the Company’s Sequoia Mortgage Banking, Aspire Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments segments), inclusive of an allocated portion of the Company’s Corporate segment relating to those Core Segments. Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment. Core Segments EAD per basic common share and Core Segments EAD ROE are also non-GAAP financial measures and are calculated using Core Segments EAD. See Non-GAAP Disclosures section that follows for additional information on these measures.
5.Beginning in the first quarter of 2026, we revised our segment reporting to (i) present Aspire Mortgage Banking as a new reportable segment separate from our Sequoia Mortgage Banking segment and (ii) allocate corporate financing costs to our Sequoia, Aspire, CoreVest Mortgage Banking, Redwood Investments and Legacy Investments segments. This change had no impact on the consolidated financial statements and all prior period amounts were conformed to the current presentation.
6.ROC for the combined Mortgage Banking platforms is a non-GAAP measure calculated as annualized net income for the Company’s combined Mortgage Banking platforms divided by the average capital utilized by the combined Mortgage Banking platforms for the period. Average capital utilized represents management's internal estimate of the average capital deployed to support the activities of each segment and for Q1'26 the combined Mortgage Banking platform average capital was $386 million.
Beginning in the first quarter of 2026, we revised our segment reporting to allocate corporate financing costs to our Sequoia, Aspire, CoreVest Mortgage Banking, Redwood Investments and Legacy Investments segments. This change had no impact on the consolidated financial statements and all prior period amounts were conformed to the current presentation.
7.Lock volume represents loans identified for purchase from loan sellers. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process.
8.Cost per loan for the Sequoia Mortgage Banking segment is calculated as general and administrative expenses and loan acquisition costs of this segment divided by loan purchase commitments of this segment.
9.EAD ROC for a segment is calculated as non-GAAP segment EAD annualized divided by average capital utilized for the segment during the period. Non-GAAP EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to: (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition related expenses; (iv) exclude certain organizational restructuring charges (as applicable); and (v) adjust for the hypothetical income taxes associated with these adjustments. Average capital utilized represents management's internal estimate of the average economic capital allocated to support the activities of each segment.
10.Redwood Investments recourse leverage ratio is defined as recourse debt at Redwood Investments divided by capital invested. At March 31, 2026 recourse debt excludes $20.5 billion of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt that is non-recourse to Redwood at Redwood Investments. Capital invested in our Redwood Investments segment at March 31, 2026 was $510 million.
11.Legacy Investments recourse leverage ratio is defined as recourse debt at Legacy Investments divided by capital invested. At March 31, 2026 recourse debt excludes $181 million of consolidated securitization debt (ABS issued), other liabilities and other debt that is non-recourse to Redwood at Legacy Investments. Capital invested in our Legacy Investments segment at March 31, 2026 was $242 million.
12.At March 31, 2026, and December 31, 2025, recourse debt excluded $21.2 billion and $18.3 billion, respectively, of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt that is non-recourse to Redwood, and tangible stockholders' equity excluded $32 million and $34 million, respectively, of goodwill and intangible assets.

First Quarter 2026 Redwood Review and Supplemental Tables Available Online
A further discussion of Redwood's business and financial results is included in the first quarter 2026 Shareholder Letter and Redwood Review which are available under "Financial Info" within the Investor Relations section of the Company’s website at redwoodtrust.com/investor-relations. Additional supplemental financial tables can also be found within this section of the Company's website.
Conference Call and Webcast
Redwood will host an earnings call today, April 29, 2026, at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time to discuss its first quarter 2026 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. A replay of the call will be available through midnight on Wednesday, May 13, 2026, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #13759155.
The conference call will be webcast live in listen-only mode through the News & Events section of Redwood’s Investor Relations website at https://www.redwoodtrust.com/investor-relations/news-events/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any audio software needed. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission by Monday, May 11, 2026, and also make it available on Redwood’s website.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	3/31/26	12/31/25

Net Interest Income	$34.7	$25.9
Non-interest income
Mortgage banking activities, net	32.0	53.1
Investment fair value changes, net	(23.2)	(0.5)
HEI income, net	7.1	3.0
Servicing income, net	8.0	3.6
Fee income, net	2.9	1.8
Other income, net	2.4	2.2
Realized gains, net	—	(1.8)
Total non-interest income, net	$29.2	$61.3
General and administrative expenses	(49.4)	(40.8)
Portfolio management costs	(8.7)	(4.8)
Loan acquisition costs	(6.7)	(5.4)
Other expenses	(7.1)	(8.2)
Benefit from (Provision for) income taxes	2.5	(8.0)
Net (loss) income	$(5.5)	$20.0
Dividends on preferred stock	(1.8)	(1.8)
Net (loss) income (related) available to common stockholders	$(7.3)	$18.3

Weighted average basic common shares (thousands)	124,769	126,295
Weighted average diluted common shares (thousands) (2)	124,769	126,570
(Loss) Earnings per basic common share	$(0.07)	$0.13
(Loss) Earnings per diluted common share	$(0.07)	$0.13
Regular dividends declared per common share	$0.18	$0.18

(1)Certain totals may not foot due to rounding.
(2)Actual shares outstanding (in thousands) at March 31, 2026 and December 31, 2025 were 125,015 and 124,460, respectively.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	3/31/26	12/31/25

Residential consumer loans	$21,300	$17,936
Residential investor loans	3,311	3,617
Real estate securities	476	423
Home equity investments (HEI)	341	330
Servicing investments	300	302
Strategic investments	107	102
Cash and cash equivalents	202	256
Other assets	779	736
Total assets	$26,816	$23,701

Asset-backed securities issued, net	$20,418	$17,492
Debt obligations, net	4,867	4,799
Other liabilities	574	427
Total liabilities	$25,859	$22,718
Stockholders' equity	957	983
Total liabilities and equity	$26,816	$23,701

Common shares outstanding at period end (thousands)	125,015	124,460
GAAP book value per common share	$7.12	$7.36
(1)Certain totals may not foot due to rounding.

Segment Financial Information(1)(2)
	Three Months Ended March 31, 2026
(In Millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
Interest income	$61.3	$18.4	$4.2	$268.7	$4.0	$0.3	$356.9
Interest expense	(36.3)	(14.8)	(2.1)	(256.3)	(12.7)	—	(322.2)
Net interest income (expense)	25.0	3.6	2.1	12.4	(8.7)	0.3	34.7
Non-interest income (loss)
Mortgage banking activities, net	22.1	2.7	7.2	—	—	—	32.0
Investment fair value changes, net	—	—	(0.3)	(15.4)	(7.5)	—	(23.2)
HEI income, net	—	—	—	0.6	6.5	—	7.1
Servicing Income, net	—	—	—	8.0	—	—	8.0
Fee Income, net	—	—	2.8	0.2	(0.1)	—	2.9
Other income, net	—	—	0.6	0.9	1.0	—	2.4
Realized gains, net	—	—	—	—	—	—	—
Total non-interest income, net	22.1	2.7	10.4	(5.8)	(0.1)	—	29.2
General and administrative expenses	(7.0)	(2.5)	(13.0)	(3.4)	—	(23.5)	(49.4)
Portfolio management costs	—	—	—	(4.2)	(4.5)	—	(8.7)
Loan acquisition costs	(2.8)	(1.0)	(2.8)	—	—	—	(6.7)
Other expenses	—	—	(2.0)	(5.1)	—	—	(7.1)
Benefit from (Provision for) income taxes	1.2	(0.3)	2.1	(1.4)	0.6	0.3	2.5
Net Income (Loss)	$38.4	$2.5	$(3.3)	$(7.3)	$(12.8)	$(22.9)	$(5.5)
Preferred Dividends	(0.5)	(0.2)	(0.1)	(0.7)	(0.3)	—	(1.8)
Net income (loss) available (related) to common stockholders	$37.8	$2.3	$(3.4)	$(8.0)	$(13.1)	$(22.9)	$(7.3)
Total Assets	$2,573.7	$891.5	$329.3	$21,903.5	$945.0	$172.7	$26,815.8

	Three Months Ended December 31, 2025
(In Millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
Interest income	$52.3	$14.7	$6.3	$248.6	$4.7	$0.5	$327.0
Interest expense	(34.3)	(11.8)	(4.3)	(233.7)	(16.9)	—	(301.0)
Net interest income (expense)	17.9	2.9	2.0	14.9	(12.2)	0.5	25.9
Non-interest income (loss)
Mortgage banking activities, net	35.2	5.2	12.7	—	—	—	53.1
Investment fair value changes, net	—	—	—	7.6	(8.1)	—	(0.5)
HEI income, net	—	—	—	0.5	2.5	—	3.0
Servicing Income, net	—	—	—	3.6	—	—	3.6
Fee Income, net	—	—	1.7	0.2	(0.1)	—	1.8
Other income, net	—	—	1.9	0.8	(0.6)	—	2.2
Realized gains, net	—	—	—	—	(1.8)	—	(1.8)
Total non-interest income, net	35.2	5.2	16.3	12.7	(8.1)	—	61.3
General and administrative expenses	(10.0)	(2.7)	(8.9)	(1.1)	—	(18.1)	(40.8)
Portfolio management costs	—	—	—	(2.8)	(2.0)	—	(4.8)
Loan acquisition costs	(2.1)	(0.7)	(2.7)	—	—	—	(5.4)
Other expenses	—	—	(2.0)	(6.2)	—	—	(8.2)
Provision for income taxes	(7.3)	(1.1)	2.3	(1.8)	(0.2)	0.2	(8.0)
Net Income (Loss)	$33.8	$3.5	$7.0	$15.7	$(22.5)	$(17.5)	$20.0
Preferred Dividends	(0.5)	(0.2)	(0.1)	(0.6)	(0.4)	—	(1.8)
Net income (loss) available (related) to common stockholders	$33.3	$3.3	$6.8	$15.2	$(22.9)	$(17.5)	$18.3
Total Assets	$2,411.8	$909.3	$357.4	$18,789.6	$943.3	$289.7	$23,701.1
(1)Certain totals may not foot due to rounding.
(2)Prior period amounts have been conformed to reflect the updated segment structure and allocation of corporate financing costs, enabling comparability with the current period presentation.

Non-GAAP Disclosures
To supplement consolidated and segment financial information prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also provides Earnings Available for Distribution (“EAD”), EAD Return on Equity ("EAD ROE"), Core Segments Earnings Available for Distribution (“Core Segments EAD”) and Core Segments EAD Return on Equity ("Core Segments EAD ROE") as non-GAAP measures.
Management believes these non-GAAP measures provide useful supplemental information to investors and management in evaluating the Company’s operating performance, facilitating comparisons to industry peers, and assessing the current income-generating capacity of the Company’s operating platforms as of the period presented, including the Company’s ability to pay dividends. These measures also assist in evaluating the Company’s ongoing transition to a more scalable and simplified business model, including the wind-down of legacy portfolio holdings within the Legacy Investments segment.
These non-GAAP measures should not be utilized in isolation, nor should they be considered as an alternative to GAAP net income (loss) available (related) to common stockholders, or other measurements of results of operations computed in accordance with GAAP or for federal income tax purposes.
Earnings Available for Distribution (“EAD”) and EAD ROE are non-GAAP financial measures that the Company has historically reported and continues to use to present management’s non-GAAP analysis of the operating performance of the Company’s different business segments. EAD is defined, as GAAP net income (loss) available (related) to common stockholders, adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition-related expenses; (iv) exclude certain organizational restructuring charges, as applicable; and (v) reflect a hypothetical income tax adjustment associated with these items. EAD ROE is defined as EAD divided by average common equity.
Core Segments EAD and Core Segments EAD ROE represent management’s non-GAAP assessment of the combined performance of the Company’s mortgage banking platforms and related investments, which include the Sequoia Mortgage Banking, CoreVest Mortgage Banking, and Redwood Investments segments (collectively, the “Core Segments”), together with an allocated portion of the Corporate segment attributable to those operations.
Core Segments EAD excludes the Legacy Investments segment and the portion of the Corporate segment attributable to Legacy Investments. Core Segments EAD ROE is calculated as Core Segments EAD divided by the average capital utilized by the Core Segments during the period, which represents management’s internal estimate of the average economic capital allocated to support Core Segments activities.

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP EAD – First Quarter 2026 (1)

	Three Months Ended March 31, 2026
($ in millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments (4)	Legacy Investments	Corporate/Other (3)	Total
GAAP Net Income (Loss)	$37.8	$2.3	$(3.4)	$(8.0)	$28.7	$(13.1)	$(22.9)	$(7.3)
EAD Adjustments:
Investment fair value changes, net (5)	—	—	—	15.4	15.4	7.5	—	22.9
Realized (gains)/losses, net (6)	—	—	—	—	—	—	—	—
Acquisition related expenses (7)	—	—	2.0	—	2.0	—	—	2.0
Organizational restructuring charges (8)	—	—	5.0	2.1	7.1	—	0.3	7.4
Tax effect of adjustments(9)	—	—	(1.8)	3.8	2.0	0.1	(0.1)	1.9
Non-GAAP EAD (2)	$37.8	$2.3	$1.8	$13.3	$55.2	$(5.5)	$(22.7)	$27.1
Adjustment for allocation of Corporate segment (10)	(7.0)	(2.6)	(1.1)	(8.0)	(18.7)	(3.9)	22.7	—
Non-GAAP EAD with Allocated Corporate Segment	$30.8	$(0.3)	$0.7	$5.3	$36.5	$(9.4)	$—	$27.1

Net Income (loss) (GAAP)								$(7.3)
EAD (Non-GAAP)								$27.1
Core Segments EAD (Non-GAAP)								$36.5

Net Income (loss) per Basic Common Share (GAAP)								$(0.07)
EAD per Basic common share (Non-GAAP)								$0.21
Core Segments EAD per Basic Common Share (Non-GAAP) (11)								$0.28

Return on Equity ("ROE") (annualized) (12)								(3.1)%
EAD ROE (Non-GAAP) (annualized)								11.5%
Core Segments EAD Return on Equity (annualized) ("Core Segments EAD ROE") (Non-GAAP) (13)								19.1%

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP EAD – Fourth Quarter 2025 (1)

	Three Months Ended December 31, 2025
($ in millions)	Sequoia Mortgage Banking	Aspire Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments (4)	Legacy Investments	Corporate/Other (3)	Total
GAAP Net Income (Loss)	$33.3	$3.3	$6.8	$15.2	$58.6	$(22.9)	$(17.5)	$18.3
EAD Adjustments:
Investment fair value changes, net (5)	—	—	—	(7.6)	(7.6)	8.1	—	0.5
Realized (gains)/losses, net (6)	—	—	—	—	—	1.8	—	1.8
Acquisition related expenses (7)	—	—	2.0	—	2.0	—	—	2.0
Tax effect of adjustments (9)	—	—	(0.5)	4.4	3.9	0.1	(0.1)	3.8
Non-GAAP EAD (2)	$33.3	$3.3	$8.3	$12.0	$56.9	$(12.9)	$(17.6)	$26.4
Adjustment for allocation of Corporate segment (10)	(4.8)	(1.9)	(1.1)	(5.8)	(13.6)	(4.0)	17.6	—
Non-GAAP EAD with Allocated Corporate Segment	$28.5	$1.4	$7.2	$6.2	$43.2	$(16.9)	$—	$26.4

Net Income (loss) (GAAP)								$18.3
EAD (Non-GAAP)								$26.4
Core Segments EAD (Non-GAAP)								$43.2

Net Income (loss) per Basic Common Share (GAAP)								$0.13
EAD per Basic common share (Non-GAAP)								$0.20
Core Segments EAD per Basic Common Share (Non-GAAP) (11)								$0.33

Return on Equity ("ROE") (annualized) (12)								7.7%
EAD ROE (Non-GAAP) (annualized)								11.1%
Core Segments EAD Return on Equity (annualized) ("Core Segments EAD ROE") (Non-GAAP) (13)								23.8%

1.Certain totals may not foot due to rounding.
2.Earnings Available for Distribution (“EAD”) is a non-GAAP measure that the Company has historically reported and continues to use to present management’s non-GAAP analysis of the operating performance of the Company’s different business segments. EAD is defined, as GAAP net income (loss) available (related) to common stockholders, adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition-related expenses; (iv) exclude certain organizational restructuring charges, as applicable; and (v) reflect a hypothetical income tax adjustment associated with these items.
3.Beginning in the first quarter of 2026, we revised our segment reporting to allocate corporate financing costs to our Sequoia Mortgage Banking, Aspire Mortgage Banking, CoreVest Mortgage Banking, Redwood Investments and Legacy Investments segments. This change had no impact on the consolidated financial statements and all prior period amounts were conformed to the current presentation.
4.Core Segments EAD and Core Segments EAD ROE are non-GAAP measures and are used to present management’s non-GAAP analysis of the combined performance of the Company’s mortgage banking platforms and related investments (which are defined as the "Core Segments" and which consist of the Company’s Sequoia Mortgage Banking, Aspire Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments segments), inclusive of an allocated portion of the Company’s Corporate segment relating to those Core Segments. Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment.
Core Segments EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to (i) exclude GAAP net loss from the Legacy Investments Segment, (ii) exclude the portion of the Corporate Segment allocation relating to the Legacy Investments segment, (iii) exclude investment fair value changes, net; (iv) exclude realized gains and losses; (v) exclude acquisition related expenses; (vi) exclude certain organizational restructuring charges (as applicable); and (vii) adjust for the hypothetical income taxes associated with these adjustments.
Refer to footnote 13 below for the definition of Core Segments EAD ROE.
5.Investment fair value changes, net includes all amounts within that same line item in our consolidated statements of (loss) income that are attributable to each segment, which primarily represents both realized and unrealized gains and losses on our investments held in each segment and associated hedges. Realized and unrealized gains and losses on our HEI investments are reflected in a separate line item on our consolidated income statements titled "HEI income, net".
6.Realized (gains)/losses, net includes all amounts within that line item on our consolidated statements of (loss) income that are attributable to each segment.
7.Acquisition related expenses include transaction costs paid to third parties, as applicable, and the ongoing amortization of intangible assets related to the Riverbend and CoreVest acquisitions.
8.Organizational restructuring charges for the first quarter of 2026 represent costs associated with employee severance and related transition expenses.
9.Tax effect of adjustments represents the hypothetical income taxes associated with EAD adjustments used to calculate each segment EAD.
10.Allocation of Corporate Segment is based on the average capital utilized by the segment during the period, which represents management’s internal estimate of the average economic capital allocated to support the activities of each segment.
11.Core Segments EAD per basic common share is a non-GAAP measure and is defined as Core Segments EAD divided by basic weighted average common shares outstanding at the end of the period.
12.ROE consists of consolidated GAAP net income annualized divided by average common equity for the period.
13.Core Segments EAD ROE is a non-GAAP measure and is defined as Core Segments EAD annualized divided by average capital utilized by the Core Segments of $762 million and $726 million for the three months ended March 31, 2026 and December 31, 2025, respectively. Average capital utilized is management's internal estimate of the average economic capital allocated to support the activities of the Core Segments.

About Redwood
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit where we provide liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms, whole-loan distribution activities, joint ventures and our publicly traded shares. We operate through three core residential housing-focused operating platforms — Sequoia, Aspire, and CoreVest — alongside our complementary Redwood Investments portfolio which is primarily composed of assets we source through these platforms. Redwood Investments also includes RWT Horizons®, our unified technology platform spanning internal AI innovation and strategic investments across the ecosystem, which supports our efforts to develop an AI-first operating model that enables compounding operational leverage and scalable growth. This reflects how we manage and organize our business and may differ from the manner in which our reportable segments are presented for financial reporting purposes.

Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

Cautionary Statement; Forward-Looking Statements:

This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing for the filing of Redwood's Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, opportunities, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2025 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACTS
Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com